NEWS BULLETIN                DDi Corp.                                [DDI LOGO]
                             1220 Simon Circle
                             Anaheim, CA 92806
                             NASDAQ: DDIC
--------------------------------------------------------------------------------
For Further Information:

Mikel H. Williams         Sally Goff                Kathleen Buczko
Chief Executive Officer   Chief Financial Officer   Investor/Analyst Information
714) 688-7200             (714) 688-7200            (562) 366-1552
--------------------------------------------------------------------------------

                 DDI CORP. ANNOUNCES SECOND QUARTER 2006 RESULTS
              AND STRATEGIC REALIGNMENT AROUND CORE PCB OPERATIONS

SELECTED HIGHLIGHTS:
     - Second quarter net sales up 15.3 percent to $52.5 million versus year-ago quarter
     - Divestiture of assembly business to focus on core printed circuit board business
     - Acquisition of Sovereign Circuits, Inc. to strengthen DDI's presence in strategic markets and add flex and rigid-flex capabilities

ANAHEIM, CALIF., AUGUST 9, 2006 -- DDi Corp. (Nasdaq: DDIC), a leading provider of time-critical, technologically advanced PCB engineering and manufacturing services, today reported financial results for its second quarter ended June 30, 2006. DDi also announces the signing of agreements relating to two strategic transactions.

On August 8, 2006, DDi signed an agreement providing for the sale of its assembly business to Veritek Manufacturing Services LLC, for approximately $12.0 million in cash. The assembly business had unaudited net sales of $15.6 million for the six months ended June 30, 2006 and $31.1 million for 2005, with gross margins of 13.0 percent and 10.0 percent, respectively.

DDi has also signed a definitive merger agreement to acquire the outstanding stock of Sovereign Circuits, Inc. for approximately $14.8 million, expected to be paid with a combination of cash (not to exceed $5.7 million) and shares of DDi common stock valued at $8.06 per share. Additionally, DDi will assume net debt of no more than $3.3 million at closing. DDi's Board of Directors approved both transactions in August 2006.

Sovereign Circuits is a printed circuit board manufacturer which focuses on the military, aerospace and high-durability commercial markets offering rigid, flex and rigid-flex PCB products and specialized materials technologies. Sovereign Circuits had unaudited revenue and EBITDA of approximately $17.2 million and $3.9 million, respectively, for the last twelve months ended June 30, 2006.

Mikel Williams, President and Chief Executive Officer of DDi Corp., stated, "These transactions represent a significant step in strengthening our position as a leading manufacturer of printed circuit boards. Since the beginning of last year, we have


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DDi Corp. Second Quarter 2006 Earnings
Page 2

implemented several initiatives to enhance DDi's performance, including the improvement of our capital structure, the elimination of our underperforming European operations and the strengthening of our management team. We are now acting to divest our lower-margin, non-core assembly business. With the addition of Sovereign, we expect to extend our presence in the military, aerospace and high-durability commercial markets - strategic markets in which we are currently underrepresented. We believe these markets are also less vulnerable to competition from off-shore, low-cost manufacturers. Further, acquiring Sovereign will add flex and rigid-flex product capabilities to our product offering, which will allow for improved market penetration by the DDi sales team. We also believe the Sovereign acquisition should enable us to improve the loading of customer demand across our collective facilities. DDi will move forward, as always, with our continued emphasis on the time-sensitive, high-technology needs of our commercial quick-turn customers."

"The addition of DDi's assembly business will provide Veritek with increased scale in the contract manufacturing services market. We look forward to Veritek becoming a significant customer, as we intend to continue servicing the PCB requirements of our current assembly customers.

"We expect the effect of the combination of our higher margin PCB business with the strength of Sovereign's operational performance to be accretive to our stockholders," added Williams.

The sale of DDi's assembly business and the acquisition of Sovereign Circuits are both subject to a variety of customary closing conditions, including obtaining various third party consents, and both transactions are expected to close in the second half of 2006.

SECOND QUARTER OPERATING RESULTS
Second quarter 2006 net sales increased 15.3 percent to $52.5 million from $45.5 million for the same period in 2005 and increased from $51.0 million in the first quarter 2006. The year-over-year improvement is primarily due to a 17.2 percent increase in PCB net sales and a 6.8 percent increase in assembly net sales. The sequential increase in net sales for the second quarter of 2006 compared to the first quarter of 2006 is primarily all due to the assembly division. Year-to-date net sales for the first six months of 2006 were up 14.3 percent to $103.5 million compared to $90.5 million for the comparable prior period.

Gross profit during the second quarter 2006 of $10.1 million, or 19.2 percent of net sales, also increased versus $5.5 million, or 12.0 percent of net sales, in the second quarter of last year and was sequentially down slightly from $10.3 million, or 20.2 percent of net sales, in the first quarter 2006. Adjusted gross profit, which excludes non-cash compensation and restructuring-related inventory impairment charges, increased to 19.4 percent of net sales in the second quarter 2006 compared to 16.3 percent for the same period in 2005. Sequentially, adjusted gross profit in the second quarter of 2006 decreased from 20.4 percent for the first quarter of 2006. The sequential quarterly decline in adjusted gross profit as a percentage of sales was due to a reduction in the assembly division's adjusted gross profit from the first quarter of 2006. The company's core PCB adjusted gross profit increased sequentially in the second quarter to 21.6

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DDi Corp. Second Quarter 2006 Earnings
Page 3


percent from 20.7 percent in the first quarter of this year. Year-to-date adjusted gross profit for the first six months of 2006 increased to 19.9 percent of net sales from 16.8 percent for the same period in 2005.

Total sales and marketing expenses for the second quarter of 2006 were $4.0 million, or 7.7 percent of net sales, up from $3.8 million, or 8.4 percent of net sales, in the second quarter of 2005, due primarily to the growth in sales offset somewhat by a decrease in non-cash compensation. Sequentially, sales and marketing expenses are down from $4.3 million, or 8.4 percent of net sales, for the first quarter of 2006 primarily due to the officer's severance recorded in the first quarter of last year. Year-to-date sales and marketing expenses as a percentage of net sales for the first six months of 2006 increased to 8.0 percent compared to 7.6 percent for the same period in 2005 primarily due to higher non-cash compensation and officer's severance recorded in 2006.

Total general and administrative expenses were $3.4 million, or 6.4 percent of net sales, versus $2.8 million, or 6.1 percent of net sales, for the second quarter of 2005 due to an increase in incentive bonus and non-cash compensation and additional resources being focused on certain administrative and technology activities related to corporate-wide governance and technology systems initiatives. Sequentially, general and administrative expenses declined from $3.9 million, or 7.6 percent of net sales, for the first quarter of 2006 primarily due to lower professional fees associated with the 2005 audit and Sarbanes Oxley compliance in the first quarter. Year-to-date general and administrative expenses as a percentage of net sales for the first six months of 2006 decreased to 7.0 percent compared to 7.7 percent for the same period in 2005 primarily due to fixed costs being applied to a larger sales base.

The net loss applicable to common stockholders for the second quarter of 2006 was $4.0 million, or $0.22 net loss per share, compared to $40 million, or $9.63 net loss per share, for the same period in 2005. The year-over-year decrease in net loss applicable to common stockholders was primarily due to a goodwill impairment of $31.1 million and restructuring charges of $4.4 million recorded in the second quarter of 2005. The net loss applicable to common stockholders for the second quarter of 2006 increased sequentially by $1.6 million, or $0.09 per share, from $2.3 million, or $0.13 net loss per share, in the first quarter of 2006. The sequential increase in net loss applicable to common stockholders was primarily due to a litigation reserve of $1.7 million recorded in the second quarter of 2006 related to a class action lawsuit filed in 2003. Net loss applicable to common stockholders for the first six months of 2006 decreased to $6.3 million, or $0.34 net loss per share, from $34.2 million, or $8.46 net loss per share, in the same period in 2005.

Second quarter 2006 adjusted EBITDA was $5.5 million, an increase of $1.9 million from $3.6 million in the second quarter of 2005, and a sequential increase of $0.2 million from $5.3 million in the first quarter of 2006. The year-over-year and sequential increases were due to improved operating performance of the core PCB business, offset by reductions in the assembly division's performance. Year-to-date adjusted EBITDA for the first six months of 2006 increased to $10.9 million over the $6.3 million in the first six months of 2005.

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DDi Corp. Second Quarter 2006 Earnings
Page 4

As of June 30, 2006, DDi had total cash and cash equivalents of $21.5 million, which included $2.4 million in restricted cash reserved for the funding of future dividends and/or principal redemptions of the remaining Series B Preferred Stock. As of June 30, 2006, the company had $10.0 million drawn under its revolving credit facility, which was repaid paid in full in July 2006.

On July 31, 2006, DDi issued 2,302,001 shares of common stock in connection with the exercise of outstanding warrants resulting in cash proceeds to the company of $12.1 million. The warrants were originally issued by the company to the standby purchasers of the company's 2005 rights offering and had an exercise price equal to the rights offering subscription price of $5.25 per share.


CONFERENCE CALL AND WEBCAST
A conference call with simultaneous webcast to discuss second quarter 2006 financial results will be held today at 5:00 p.m. Eastern / 2:00 p.m. Pacific. The call is being webcast and can be accessed at the Company's web site: www.ddiglobal.com/investor. Participants should access the website at least 15 minutes early to register and download any necessary audio software. A telephone replay of the conference call will be available through August 23, 2006 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering the conference ID 69427055. An online replay of the webcast will be available for 12 months at www.ddiglobal.com/investor relations under ""Financial Calendar." For more information, visit the www.ddiglobal.com.

ABOUT DDI
DDI is a leading provider of time-critical, technologically advanced, electronics manufacturing services. Headquartered in Anaheim, California, DDI and its subsidiaries offer PCB engineering, fabrication and manufacturing services to leading electronics OEM's and contract manufacturers worldwide from its facilities across North America and with manufacturing partners in Asia.

                                       ###

This press release does not constitute an offer to sell or the solicitation of an offer to buy any DDi securities nor shall there be any sale of any DDi securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to their registration or qualification under the securities laws of any such state or jurisdiction. The offering of the DDi securities to the shareholders of Sovereign Circuits, Inc. will be made only by means of a definitive written information statement when such information statement is available and distributed to such shareholders.

NON-GAAP FINANCIAL MEASURES
This release includes 'adjusted EBITDA' and other non-GAAP financial measures as defined in Regulation G of the Securities Exchange Act of 1934. Management believes that the disclosure of non-GAAP financial measures, when presented in conjunction with the corresponding GAAP measure, provides useful information to the Company, investors and other users of the financial statements and other financial information in identifying and understanding operating performance for a given level of net sales and business trends. Management believes that adjusted EBITDA is an important factor of the Company's business because it reflects financial performance that is unencumbered by debt service and other non-recurring or unusual items. This financial measure is commonly used in the Company's industry. It is also used by the Company's lenders to determine components of covenant compliance. However, adjusted EBITDA should not be considered as an alternative to cash flow from operating activities, as a measure of liquidity or as alternatives to net income as a measure of operating results in accordance with generally accepted accounting principles. The Company's definition of adjusted EBITDA may differ from definitions of such financial


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DDi Corp. Second Quarter 2006 Earnings
Page 5

measure used by other companies. The Company has provided a reconciliation of adjusted EBITDA and other non-GAAP measures to GAAP financial information in the attached Schedule of Non-GAAP reconciliations.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding the Company's assumptions, projections, expectations, targets, intentions or beliefs about future events. Words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "targets," "will likely result," "will continue," "may," "could" or similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements above that the proposed transactions will be accretive to stockholders, DDi's ability to extend its presence in other markets which it believes are less vulnerable to other manufacturers, and the anticipated benefits of the proposed transaction with Sovereign Circuits. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and we believe such statements are based on reasonable assumptions, including without limitation, management's examination of historical operating trends, data contained in records, and other data available from third parties, we cannot assure you that the Company's projections will be achieved. In addition to other factors and matters discussed from time to time in the Company's filings with the U.S. Securities and Exchange Commission, or the SEC, some important factors that could cause actual results or outcomes for DDi or its subsidiaries to differ materially from those discussed in forward-looking statements include: that the proposed divestiture of the assembly business and the proposed acquisition of Sovereign Circuits may not close on a timely basis or at all, including due to the failure to satisfy closing conditions or otherwise; the anticipated benefits to the Company of the sale of the assembly business and the acquisition of Sovereign Circuits may not be realized; the final purchase prices received as a result of the sale of the assembly business and the price paid for Sovereign Circuits may be different than anticipated due to post-closing adjustments; changes in general economic conditions in the markets in which we may compete and fluctuations in demand in the electronics industry; the Company's ability to sustain historical margins; increased competition; increased costs; loss or retirement of key members of management; increases in the Company's cost of borrowings or unavailability of additional debt or equity capital on terms considered reasonable by management; and adverse state, federal or foreign legislation or regulation or adverse determinations by regulators. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.


[Financial Tables follow]


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DDi Corp. Second Quarter 2006 Earnings
Page 6


                                    DDI CORP.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                     JUNE 30,        DECEMBER 31,
                                                                       2006              2005
                                                                    ---------        ------------
                              ASSETS
Current assets:
  Cash and cash equivalents                                         $  19,107         $  25,985
  Cash and cash equivalents, restricted                                 2,401             2,972
  Accounts receivable, net                                             31,266            29,710
  Inventories                                                          19,745            16,117
  Prepaid expenses and other                                            1,427             1,506
                                                                    ---------         ---------
          Total current assets                                         73,946            76,290

Property, plant and equipment, net                                     28,143            31,063
Goodwill and intangibles, net                                          51,956            55,256
Other assets                                                            1,333             1,719
                                                                    ---------         ---------
          Total Assets                                              $ 155,378         $ 164,328
                                                                    =========         =========


     LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND
                       STOCKHOLDERS' EQUITY

Current liabilities:
  Revolving credit facilities                                       $  10,000         $  19,929
  Accounts payable                                                     18,433            15,443
  Accrued expenses and other                                           15,423            14,709
                                                                    ---------         ---------
         Total current liabilities                                     43,856            50,081

Other long-term liabilities                                             4,626             4,745
                                                                    ---------         ---------
         Total liabilities                                             48,482            54,826
                                                                    ---------         ---------

Series B mandatorily redeemable preferred stock                         4,255             1,513

Stockholders' equity:
  Common stock and additional paid-in-capital                         228,931           231,839
  Deferred compensation                                                    --              (349)
  Accumulated other comprehensive income                                  210               346
  Accumulated deficit                                                (126,500)         (123,847)
                                                                    ---------         ---------
         Total stockholders' equity                                   102,641           107,989
                                                                    ---------         ---------
         Total Liabilities, Mandatorily Redeemable Preferred
            Stock and Stockholders' Equity                          $ 155,378         $ 164,328
                                                                    =========         =========


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DDi Corp. Second Quarter 2006 Earnings
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                                    DDI CORP.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                               QTR. ENDED        QTR. ENDED       QTR. ENDED
                                                                              JUNE 30, 2006    JUNE 30, 2005    MARCH 31, 2006
                                                                              -------------    -------------    --------------
Net sales                                                                        $ 52,511         $ 45,538         $ 50,953
Cost of goods sold:
  Cost of goods sold                                                               42,320           38,105           40,542
  Restructuring-related inventory impairment                                           --            1,253               --
  Non-cash compensation                                                               130              700              121
                                                                                 --------         --------         --------
     Total cost of goods sold                                                      42,450           40,058           40,663

           Gross profit                                                            10,061            5,480           10,290

Operating expenses:
  Sales and marketing:
    Sales and marketing expenses                                                    4,003            3,718            4,003
    Non-cash compensation                                                              30              105               13
    Officer's severance                                                                --               --              240
                                                                                 --------         --------         --------
        Total sales and marketing                                                   4,033            3,823            4,256

  General and administration:
    General and administration expenses                                             3,099            2,625            3,784
    Non-cash compensation                                                             264              156              109
                                                                                 --------         --------         --------
        Total general and administration                                            3,363            2,781            3,893

  Amortization of intangibles                                                       1,149            1,149            1,150
  Restructuring and other related charges                                             475            4,390              397
  Litigation reserve                                                                1,727               --               --
  Goodwill impairment                                                                  --           31,129               --
                                                                                 --------         --------         --------
           Operating income (loss)                                                   (686)         (37,792)             594

Interest and other expense, net                                                       255            1,299              549
                                                                                 --------         --------         --------
           Income (loss) from continuing operations before income taxes              (941)         (39,091)              45
Income tax expense                                                                  1,209             (403)             548
                                                                                 --------         --------         --------
           Loss from continuing operations                                         (2,150)         (38,688)            (503)
Net income from discontinued operations                                                --               --               --
                                                                                 --------         --------         --------
           Net loss                                                                (2,150)         (38,688)            (503)
Less: Series B preferred stock dividends and accretion                             (1,800)          (1,341)          (1,800)
                                                                                 --------         --------         --------
           Net loss available to common stockholders                             $ (3,950)        $(40,029)        $ (2,303)
                                                                                 ========         ========         ========


Loss per common share from continuing operations - Basic and diluted             $  (0.22)        $  (9.63)        $  (0.13)
Net loss per share applicable to common stockholders  - Basic and diluted        $  (0.22)        $  (9.63)        $  (0.13)

Weighted-average basic and diluted shares outstanding                              18,308            4,158           18,277



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DDi Corp. Second Quarter 2006 Earnings
Page 8


                                    DDI CORP.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                              6 MONTHS ENDED     6 MONTHS ENDED
                                                                              JUNE 30, 2006      JUNE 30, 2005
                                                                              --------------     --------------
Net sales                                                                        $ 103,464         $  90,487
Cost of goods sold:
  Cost of goods sold                                                                82,862            75,322
  Restructuring-related inventory impairment                                            --             1,253
  Non-cash compensation                                                                251               421
                                                                                 ---------         ---------
         Total cost of goods sold                                                   83,113            76,996

           Gross profit                                                             20,351            13,491

Operating expenses:
  Sales and marketing:
    Sales and marketing expenses                                                     8,006             7,204
    Non-cash compensation                                                               43              (349)
    Officer's severance                                                                240                --
                                                                                 ---------         ---------
         Total sales and marketing                                                   8,289             6,855

  General and administration:
    General and administration expenses                                              6,883             6,576
    Non-cash compensation                                                              373               405
                                                                                 ---------         ---------
         Total general and administration                                            7,256             6,981

  Amortization of intangibles                                                        2,299             2,299
  Restructuring and other related charges                                              872             4,390
  Litigation reserve                                                                 1,727                --
  Goodwill impairment                                                                   --            31,129
                                                                                 ---------         ---------
           Operating loss                                                              (92)          (38,163)

Interest and other expense, net                                                        804             2,490
                                                                                 ---------         ---------
           Loss from continuing operations before income taxes                        (896)          (40,653)
Income tax expense                                                                   1,757               648
                                                                                 ---------         ---------
           Loss from continuing operations                                          (2,653)          (41,301)
Net income from discontinued operations                                                 --             9,740
                                                                                 ---------         ---------
           Net loss                                                                 (2,653)          (31,561)
Less: Series B preferred stock dividends and accretion                              (3,600)           (2,683)
                                                                                 ---------         ---------
           Net loss available to common stockholders                             $  (6,253)        $ (34,244)
                                                                                 =========         =========

Loss per common share from continuing operations - Basic and diluted             $   (0.34)        $  (10.87)
Net loss per share applicable to common stockholders  - Basic and diluted        $   (0.34)        $   (8.46)


Weighted-average basic and diluted shares outstanding                               18,293             4,048


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DDi Corp. Second Quarter 2006 Earnings
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                                    DDI CORP.
                      SCHEDULE OF NON-GAAP RECONCILIATIONS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                            QTR. ENDED       QTR. ENDED         QTR. ENDED
                                                                          JUNE 30, 2006     JUNE 30, 2005     MARCH 31, 2006
                                                                          -------------     -------------     --------------
GAAP net loss available to common stockholders                               $ (3,950)         $(40,029)         $ (2,303)
Add back:
  Interest expense, net                                                           415             1,227               447
  Foreign currency exchange and other (gains) losses                             (160)               72               102
  Income tax expense                                                            1,209              (403)              548
  Depreciation                                                                  2,454             2,472             2,687
  Amortization of intangibles                                                   1,149             1,149             1,150
  Goodwill impairment                                                              --            31,129                --
  Non-cash compensation                                                           424               961               243
  Officer's severance                                                              --                --               240
  Restructuring and other related charges                                         475             5,643               397
  Litigation reserve                                                            1,727                --                --
  Series B preferred stock dividends and accretion                              1,800             1,341             1,800
                                                                             --------          --------          --------
Adjusted EBITDA **                                                           $  5,543          $  3,562          $  5,311
                                                                             ========          ========          ========

** Earnings before income taxes, depreciation, amortization, net interest expense, foreign currency and other gains/losses, non-cash compensation, restructuring and other related charges and net income from discontinued operations


GROSS PROFIT AS A PERCENTAGE OF NET SALES:

GAAP gross profit as a percentage of net sales                                   19.2%             12.0%             20.2%
Effect of non-cash compensation                                                   0.2%              1.5%              0.2%
Effect of restructuring-related inventory impairment                               --               2.8%               --
Gross profit as a percentage of net sales excluding non-cash
  compensation                                                                   19.4%             16.3%             20.4%

SALES AND MARKETING EXPENSES AS A PERCENTAGE OF NET SALES:

GAAP sales and marketing expenses as a percentage of net sales                    7.7%              8.4%              8.4%
Effect of non-cash compensation and officer's severance                          -0.1%             -0.2%             -0.5%
Sales and marketing as a percentage of net sales excluding non-cash
  compensation and officer's severance                                            7.6%              8.2%              7.9%

GENERAL AND ADMINISTRATIVE EXPENSES AS A PERCENTAGE OF NET SALES:

GAAP general and administrative expenses as a percentage of net sales             6.4%              6.1%              7.6%
Effect of non-cash compensation and officer's severance                          -0.5%             -0.3%             -0.2%
General and administrative expenses as a percentage of net sales
  excluding non-cash compensation and officer's severance                         5.9%              5.8%              7.4%


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DDi Corp. Second Quarter 2006 Earnings
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                                    DDI CORP.
                      SCHEDULE OF NON-GAAP RECONCILIATIONS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                               6 MONTHS ENDED     6 MONTHS ENDED
                                                                               JUNE 30, 2006      JUNE 30, 2005
                                                                               --------------     --------------
GAAP net loss available to common stockholders                                   $ (6,253)         $(34,244)
Add back:
  Interest expense                                                                    862             2,472
  Foreign currency exchange and other (gains) losses                                  (58)               18
  Income tax expense                                                                1,757               648
  Depreciation                                                                      5,141             4,927
  Amortization of intangibles                                                       2,299             2,299
  Goodwill impairment                                                                  --            31,129
  Non-cash compensation                                                               667               477
  Officer's severance                                                                 240                --
  Restructuring and other related charges                                             872             5,643
  Litigation reserve                                                                1,727                --
  Net (income) loss from discontinued operations                                       --            (9,740)
  Series B preferred stock dividends and accretion                                  3,600             2,683
                                                                                 --------          --------
Adjusted EBITDA **                                                               $ 10,854          $  6,312
                                                                                 ========          ========

** Earnings before income taxes, depreciation, amortization, net interest expense, foreign currency exchange and other gains/losses, non-cash compensation, restructuring and other related charges and net income from discontinued operations

GROSS PROFIT AS A PERCENTAGE OF NET SALES:

GAAP gross profit as a percentage of net sales                                       19.7%             14.9%
Effect of non-cash compensation                                                       0.2%              0.5%
Effect of restructuring-related inventory impairment                                   --               1.4%
Gross profit as a percentage of net sales excluding non-cash compensation
   and restructuring-related inventory impairment                                    19.9%             16.8%

SALES AND MARKETING EXPENSES AS A PERCENTAGE OF NET SALES:

GAAP sales and marketing expenses as a percentage of net sales                        8.0%              7.6%
Effect of non-cash compensation and officer's severance                              -0.3%               0.4%
Sales and marketing as a percentage of net sales excluding non-cash
    compensation and officer's severance                                              7.7%              8.0%

GENERAL AND ADMINISTRATIVE EXPENSES AS A PERCENTAGE OF NET SALES:

GAAP general and administrative expenses as a percentage of net sales                 7.0%              7.7%
Effect of non-cash compensation and officer's severance                              -0.4%             -0.4%
General and administrative expenses as a percentage of net sales
    excluding non-cash compensation                                                   6.6%              7.3%


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